Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3, of our report dated March 17, 2014 relating to the consolidated financial statements of Acorn Energy, Inc., which appears in Acorn Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

November 19, 2014

East Hanover, New Jersey